UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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☐	Definitive Proxy Statement
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Parametric Sound Corporation

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

The following press release was issued by Parametric Sound Corporation (Parametric) on August 8, 2013, related to the Agreement and Plan of Merger dated August 5, 2013, among Parametric, VTB Holdings, Inc. (Turtle Beach) and Paris Acquisition Corp.

Parametric Sound Corporation Third Quarter

Conference Call and Webcast Reminder

Turtle Beach CEO Juergen Stark to Join Conference Call

SAN DIEGO, California, August 8, 2013 – Parametric Sound Corporation ( NASDAQ : PAMT ), a leading innovator of audio products and solutions, plans to release financial results for its third quarter ended June 30, 2013 after the Market closes today, Thursday, August 8, 2013. Kenneth F. Potashner, executive chairman of Parametric Sound, will host a conference call at 5:00 P.M. ET today to discuss the Company’s results. Juergen Stark, CEO of Turtle Beach, will join the call to provide additional business and financial information with respect to Turtle Beach and discuss the recently announced merger.

Investors and interested parties may participate in the call by dialing (877) 303-9855 and referring to Conference ID: 28171887. It is suggested that you dial into the conference center approximately 10 minutes prior to the scheduled start time to ensure that all participants are on line at the start of the call. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parametricsound.com. A replay of the webcast will be archived on the Company's website for 60 days.

About Parametric Sound Corporation

Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. The Company is targeting its technology for new uses in consumer and commercial markets including computers, video gaming, televisions, home audio, health care, digital signage and mobile devices. For more information, visit www.parametricsound.com.

Important Additional Information for Investors and Stockholders
This material and statements made on the conference call are not a substitute for the proxy statement that Parametric will file with the SEC. Investors and security holders are urged to read the proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Parametric.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in Parametric’s annual report on Form 10-K for the year ended September 30, 2012, which was filed with the SEC on November 28, 2012 and Parametric’s definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on January 10, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

CONTACT:

Tracy Neumann

888-HSS-2150, Ext. 509

tneumann@parametricsound.com

INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

(817) 310-0051

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